UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 2
                                       to
                                    Form SB-2
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                         -------------------------------
               Formerly Renegade Venture (NEV.) Corporation, Inc.

                      Trading Symbol - GACF (OTCBB Market)

 Nevada                              4581                 84-1108499
 -------                             ----                 ----------
(State or jurisdiction       (Primary SIC Number)         (IRS Employer
of incorporation)                                         Identification No.)

                        P.O. Box 23009, Tucson, AZ 85734
                        --------------------------------
          (Address and telephone number of principal executive offices)

                                  520-294-3481
                                  ------------
                                   (Telephone)


Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE
This Post-Effective Amendment No. 2 to the Registration Statement declared effective on February 8, 2006 further amends our Post Effective Amendment No. 1 filed on September 27, 2006 to include the signature of the principal accounting officer of the Company. Except for the amendment to the signature page, the Post Effective Amendment No. 1 filed on September 27, 2006 remains unchanged.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2A and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Tucson, state of Arizona, on September 25, 2006.

                                   Registrant /s/ John B. Sawyer
                                              ----------------------------------
                                              John B. Sawyer, President/Director

Date: September 25, 2006
      ------------------

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Ian Herman                                        September 25, 2006
------------------------------------                  ------------------
Ian Herman, Chairman/CEO/ Director                    Date


/s/ John B. Sawyer                                    September 25, 2006
------------------------------------                  ------------------
John B. Sawyer, President/Director                    Date
Principal Executive Officer


/s/ Govindarajan Sankar                               September 25, 2006
------------------------------------                  ------------------
Govindarajan Sankar, CFO                              Date


/s/ Patricia Graham                                   September 25, 2006
------------------------------------                  ------------------
Patricia Graham, Principal Accounting Officer         Date


/s/ Gordon D. Hamilton                                September 25, 2006
------------------------------------                  ------------------
Gordon D. Hamilton, Director                          Date